Exhibit 10.3

EXECUTION COPY

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 14, 2005 by and among GlobalSantaFe Corporation, a Cayman Islands company (the “Company”), SFIC Holdings (Cayman), Inc., a Cayman Islands company (“SFIC Holdings”), and Kuwait Petroleum Corporation, a corporation organized under the laws of the State of Kuwait (“KPC” and, together with SFIC Holdings, the “KPC Parties”).

WHEREAS, the Company has issued and outstanding and is authorized to issue additional ordinary shares, par value $.01 per share (the “Ordinary Shares”);

WHEREAS, SFIC Holdings owns 20,000,000 Ordinary Shares (the “SFIC Holdings Shares”);

WHEREAS, KPC owns all of the issued and outstanding ordinary shares of SFIC Holdings;

WHEREAS, concurrently herewith the Company is entering into a terms agreement, incorporating by reference an underwriting agreement, dated the date hereof (the “Terms Agreement”) with the underwriter(s) named therein (the “Underwriter(s)”) pursuant to which the Company will issue and sell to the Underwriter(s) for cash in connection with a firm commitment underwriting (the “Public Offering”) 20,000,000 Ordinary Shares (the “Company Shares”) (the closing of such issuance and sale pursuant to the Terms Agreement is hereinafter referred to as the “Closing” and the date of such Closing is hereinafter referred to as the “Closing Date”), pursuant to the Company’s registration statement on Form S-3 (No. 333-127168) (as amended to the date hereof, the “Registration Statement”) and a prospectus supplement dated December 14, 2005 (together with the prospectus included in the Registration Statement, the “Prospectus”) filed or to be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, on the Closing Date, the KPC Parties desire for SFIC Holdings to sell to the Company, and the Company desires to purchase from SFIC Holdings, the 20,000,000 SFIC Holdings Shares (such purchase and sale being hereinafter referred to as the “Purchase”);

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SFIC HOLDINGS SHARES; CLOSING

Section 1.1 Purchase and Sale of SFIC Holdings Shares. On the basis of the representations and warranties contained herein and on the terms and subject to conditions hereof, on the Closing Date, SFIC Holdings agrees to sell, and KPC agrees to cause SFIC Holdings to sell, to the Company, and the Company agrees to purchase from SFIC Holdings, 20,000,000 SFIC Holdings Shares at a price per share of $48.86 (the “Per Share Price”), which price represents the price per share to be received by the Company pursuant to the Terms Agreement (reflecting the price to the public less underwriting discounts and commissions).

Section 1.2 Closing.

(a) Subject to satisfaction or waiver of the conditions set forth herein, the closing of the Purchase shall take place at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 on the Closing Date concurrently with or immediately following the Closing (or at such other time or place as shall be mutually agreed upon by the parties hereto).

(b) At the closing of the Purchase, SFIC Holdings shall deliver, and KPC shall cause SFIC Holdings to deliver, to the transfer agent and registrar for the Ordinary Shares (the “Agent”), with a copy to the Company, irrevocable written instructions for the book-entry transfer to the Company of the SFIC Holdings Shares to be sold on such date by SFIC Holdings, together with fully endorsed stock powers relating to such shares and any other instruments or documents requested by the Agent in order to effect such transfer.

(c) As part of the closing of the Purchase, SFIC Holdings and KPC shall cause the Agent, upon receipt of the documents referenced in Section 1.2(b) herein, to certify as to the transfer of the SFIC Holdings Shares to the Company.

(d) As part of the closing of the Purchase, the Company shall pay to SFIC Holdings the Per Share Price for each SFIC Holdings Share to be purchased by the Company from SFIC Holdings on such date by wire transfer of immediately available funds to an account designated in writing by SFIC Holdings.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE KPC PARTIES

Each of SFIC Holdings and KPC, jointly and severally, represents and warrants to the Company as follows:

Section 2.1 Existence and Power. Each KPC Party has been duly formed and is validly existing and in good standing as a corporation under the laws of its jurisdiction of formation, with the requisite power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

Section 2.2 Authority; Enforceability. The execution and delivery of this Agreement by each KPC Party and the consummation by each KPC Party of each of the transactions and the performance by the KPC Party of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of each KPC Party. This Agreement has been duly executed and delivered by each KPC Party and constitutes the valid and legally binding obligation of each such KPC Party, enforceable against each such KPC Party in accordance with its terms, except as the enforceability thereof may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect and general principles of equity (regardless of whether considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by any applicable laws or principles of public policy.

Section 2.3 Ownership of Ordinary Shares. SFIC Holdings is the record and beneficial owner of the SFIC Holdings Shares, and KPC is beneficial owner of the SFIC Holdings Shares; all the SFIC Holdings Shares are held free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances, equities or other restrictions (collectively, the “Liens”); and KPC is the record and beneficial owner of all outstanding shares issued by SFIC Holdings. Upon payment for the SFIC Holdings Shares to be sold by SFIC Holdings in accordance with the terms and conditions of this Agreement, the Company will acquire good and valid title to such shares free and clear of all Liens.

Section 2.4 No Conflicts. The execution and delivery of this Agreement by each KPC Party and the consummation by each KPC Party of each of the transactions and the performance by each KPC Party of each of its obligations contemplated hereby (i) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person (as defined below) to or otherwise result in a material detriment to either KPC Party under its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of either KPC Party; and (ii) do not impose any penalty or other onerous condition on either KPC Party that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby. As used herein, the term “Person” means a natural person, corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

Section 2.5 No Governmental Approvals. No approval from any Governmental Entity (as defined below) is required by or with respect to either KPC Party in connection with the execution and delivery by each KPC Party of this Agreement or the consummation by each KPC Party of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (i) has not impaired and could not reasonably be expected to impair the ability of either KPC Party to perform its obligations under this Agreement in any material respect and (ii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. As used herein, the term “Governmental Entity” means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise; (ii) federal, state or local or (iii) domestic or foreign.

Section 2.6 Independent Investigation. Each KPC Party (a) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the SFIC Holdings Shares to be sold by SFIC Holdings hereunder, including the risks associated therewith, and (b) has adequate information and has made its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the properties, business and financial condition of the Company to make an informed decision regarding the sale of Ordinary Shares pursuant to this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each KPC Party as follows:

Section 3.1 Existence and Power. The Company has been duly formed and is validly existing company in good standing under the laws of the Cayman Islands, with the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

Section 3.2 Authority; Enforceability. The execution and delivery of this Agreement by the Company and the consummation by the Company of each of the transactions and the performance by the Company of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect and general principles of equity (regardless of whether considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by any applicable laws or principles of public policy.

Section 3.3 No Conflicts. The execution and delivery of this Agreement by the Company and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby (i) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to the Company under its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of the Company; and (ii) do not impose any penalty or other onerous condition on the Company that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby.

Section 3.4 No Governmental Approvals. No approval from any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (i) such as may have previously been made or obtained or as may be required under the Securities Act or state securities laws or (ii) for any such approval the failure of which to be made or obtained (A) has not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement in any material respect and (B) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

Section 3.5 Terms Agreement. The Terms Agreement has been duly authorized, executed and delivered by the Company.

Section 3.6 Company Shares. The Company Shares to be purchased by the Underwriter(s) from the Company have been duly and validly authorized and when issued, delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Company Shares will have been duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the shareholders of the Company will have no preemptive rights with respect to the Company Shares.

ARTICLE 4

CONDITIONS TO CLOSING

Section 4.1 Conditions to Obligations of the Company. The obligation of the Company to purchase SFIC Holdings Shares hereunder is subject to the satisfaction or waiver on or prior to the Closing Date of each the following conditions:

(a) No Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated by this Agreement.

(b) The Closing of the Public Offering shall have occurred or be concurrently occurring in accordance with the terms of the Terms Agreement.

(c) Each KPC Party shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.

(d) The representations and warranties of each KPC Party contained in this Agreement and in any certificate or other writing delivered by each KPC Party pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, as though made on and as of such date.

(e) The Company shall have received a certificate signed by a duly authorized representative of each KPC Party to the effects set forth in Section 4.1(c) and (d) above.

Section 4.2 Conditions to Obligations of the KPC Parties. The obligation of each KPC Party to sell SFIC Holdings Shares hereunder is subject to the satisfaction or waiver on or prior to the Closing Date of each the following conditions:

(a) No Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated by this Agreement.

(b) The Closing of the Public Offering shall have occurred or be concurrently occurring in accordance with the terms of the Terms Agreement.

(c) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.

(d) The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, as though made on and as of such date.

(e) The KPC Parties shall have received a certificate signed by a duly authorized officer of the Company to the effects set forth in Section 4.2(c) and (d) above.

ARTICLE 5

ACKNOWLEDGMENTS AND FURTHER AGREEMENTS

Section 5.1 Governmental Filings. Each KPC Party and the Company shall make all filings with any Governmental Entity required by such KPC Party or the Company, as applicable, in connection with the execution and delivery by such KPC Party or the Company of this Agreement or the consummation by such KPC Party or the Company of the transactions contemplated hereby, including without limitation, all filings with the Securities and Exchange Commission required pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated under either such Act.

Section 5.2 Compliance with Terms Agreement. The Company will use its reasonable best efforts to perform its obligations under the Terms Agreement, subject to the terms and conditions thereof.

ARTICLE 6

INDEMNIFICATION

Section 6.1 Registration Statement Indemnification.

(a) The Company agrees to indemnify and hold harmless the KPC Parties, and each person, if any, who controls the KPC Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnitees”) from and against any and all Losses (as defined below) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to an Indemnitee furnished in writing to the Company by or on behalf of such Indemnitee expressly for use in the Registration Statement or Prospectus. As used herein, the term “Losses” means any and all costs and expenses (including, without limitation, attorneys’ fees, interest, penalties, costs of investigation or preparation for defense), judgments, fines, losses, damages, fixed and contingent liabilities whether known or unknown, demands, assessments and amounts paid in settlement in respect of any Action (as defined in the Intercompany Agreement, dated June 9, 1997 by and among the Company, SFIC Holdings and KPC, as amended (the “Intercompany Agreement”)).

(b) Each Indemnitee agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Indemnitee, but only with respect to information relating to such Indemnitee furnished in writing to the Company by or on behalf of such Indemnitee expressly for use in the Registration Statement or Prospectus, provided that no Indemnitee shall be liable pursuant to this Section 6.1(b) for any amount in excess of the net proceeds (if any) received by SFIC Holdings from the sale of the SFIC Holdings Shares (if any) by it pursuant to this Agreement. If any Action shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement or Prospectus and in respect of which indemnity may be sought against an Indemnitee pursuant to this paragraph (b), such Indemnitee shall have the rights and duties given to the Company by Section 6.3 (except that if the Company shall have assumed the defense thereof such Indemnitee shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Indemnitee’s expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to such Indemnitee by Section 6.3 hereof.

Section 6.2 Contribution.

(a) If the indemnification provided for in this Article VI is unavailable to an indemnified party under Section 6.2 hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the applicable Indemnitee on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the applicable Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by such Indemnitee on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and each Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 6.2 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such Action. Notwithstanding the provisions of this Section 6.2, an Indemnitee shall not be required to contribute any amount in excess of the amount by which the proceeds to SFIC Holdings from the sale of the SFIC Holdings Shares exceeds the amount of any damages which such Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 6.3 Procedure. Except as otherwise provided herein, if any Action shall be brought against an Indemnitee in respect of which indemnity may be sought against the Company, such Indemnitee shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and the Company and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that the Company shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified persons not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such Action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, the Company agrees to indemnify and hold harmless each Indemnitee, to the extent provided in this Article VI, from and against any Losses by reason of such settlement or judgment.

Section 6.4 Other Matters.

(a) In the event that an indemnifying party under this Article VI shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, the indemnifying party shall use its best efforts to ensure that such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

(b) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VI hereof shall be paid by the indemnifying party directly to the claimant or reimbursed to the indemnified party, as the case may be, as such Losses are incurred. The indemnity and contribution agreements contained in this Article VI shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, the Company, its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement.

(c) The parties hereto shall, and shall cause their respective subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VI are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to therein.

(d) The amount of any Losses for which indemnification is provided under this Article VI shall be net of any amounts recovered by or on behalf of the Indemnitee under insurance policies or by way of subrogation or similar recovery with respect to such Losses.

ARTICLE 7

GENERAL PROVISIONS

Section 7.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

If to SFIC Holdings (Cayman), Inc., to:

SFIC Holdings (Cayman), Inc.

P.O. Box 26565

Safat 13126 Kuwait

Attention: Nawaf S. Al-Sabah, Esq.

Facsimile: (+965) 243-8639

Phone: (+965) 240-5573

with a copy (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention: Matthew T. Mallow, Esq.

Facsimile: (212) 735-2000

Phone: (212) 735-3000

If to Kuwait Petroleum Corporation, to:

Kuwait Petroleum Corporation

P.O. Box 26565

Safat 13126 Kuwait

Attention: Nawaf S. Al-Sabah, Esq.

Facsimile: (+965) 243-8639

Phone: (+965) 240-5573

with a copy (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention: Matthew T. Mallow, Esq.

Facsimile: (212) 735-2000

Phone: (212) 735-3000

If to the Company, to:

GlobalSantaFe Corporation

15375 Memorial Drive

Houston, Texas 77079

Attention: Mr. James L. McCulloch, Esq.

Facsimile: (281) 925-6905

with a copy (which shall not constitute notice), to:

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002

Attention: J. David Kirkland, Jr., Esq.

Facsimile: (713) 229-7701

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. By notice given in accordance with this Section 7.1 to the other party, any party may change its address for the receipt of notices under this Agreement.

Section 7.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without reference to its conflict of laws principles.

Section 7.5 Public Announcements. Each party agrees that, except as may be required by applicable law or any listing agreement with any national securities exchange, such party will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without obtaining consent of the other party.

Section 7.6 Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

Section 7.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 7.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 7.9 Expenses. The Company shall pay for all fees, costs and expenses of the KPC Parties (other than underwriting discounts and commissions) related to (i) the Public Offering (consistent with Section 5.6 of the Intercompany Agreement), (ii) the preparation and negotiation of this Agreement and any other agreements and all other documentation related to the transactions contemplated by this Agreement and all related transactions, (iii) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the transactions contemplated by this Agreement and all related transactions, and (iv) the fees and expenses of legal counsel for the KPC Parties in connection with the transaction contemplated by this Agreement. Notwithstanding the foregoing, the KPC Parties shall pay the fees and expenses of legal counsel for the KPC Parties incurred during the period of September 1, 2005 through December 12, 2005 (inclusive) in connection with the transactions referred to in the preceding sentence and shall reimburse the Company for (i) its payment of fees and expenses of legal counsel for the Company incurred during the period of September 1, 2005 through December 12, 2005 (inclusive) in connection with the transactions referred to in the preceding sentence, (ii) its payment of fees and expenses of its financial printer incurred in August 2005 in connection with a possible transaction of the same nature which was not consummated, and (iii) its payment of fees and expenses of its registered independent public accounting firm incurred in December 2005 in connection with preparation and delivery of a comfort letter in connection with the transactions referred to in the preceding sentence.

Section 7.10 Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement (other than the terms of this Article 7, which shall remain in full force and effect) shall terminate in the event the Terms Agreement is terminated in accordance with the terms contained therein.

Section 7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

GLOBALSANTAFE CORPORATION

By:	/s/ James L. McCulloch
Name:	James L. McCulloch
Title:	Senior Vice President
and General Counsel

SFIC HOLDINGS (CAYMAN), INC.

By:	/s/ Nader H. Sultan
Name:	Nader H. Sultan
Title:	Chairman of the Board of Directors

KUWAIT PETROLEUM CORPORATION

By:	/s/ Hani A. Hussain
Name:	Hani A. Hussain
Title:	Deputy Chairman and Chief Executive Officer